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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2005

IQ BIOMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24001	76-0552098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
39111 PASEO PADRE PARKWAY, SUITE 304 FREMONT, CALIFORNIA		94538
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (510) 795-2903

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On January 13, 2005, IQB and Wherify entered into Amendment No. 3 to Agreement and Plan of Merger pursuant to which IQB consented to (i) the amendment of Wherify's existing articles of incorporation to (A) increase the number of authorized shares of Wherify Common Stock to 12,000,000, (B) the authorized number of shares of Preferred Stock to 6,000,000 and (C) the authorized number of Series C Preferred Stock from 3,200,000 to 4,200,000 and (ii) the sale and issuance of such additional shares of Series C Preferred Stock on the same or better terms and conditions with respect to Wherify as such shares were sold by Wherify prior to the date of the Merger Agreement.

        A copy of Amendment No. 3 to Agreement and Plan of Merger is filed as Exhibit 2.4 to this Form 8-K.

Item 9.01—Financial Statements and Exhibits

(c)
Exhibits:

2.4
Amendment No. 3 to Agreement and Plan of Merger dated January 13, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQ BIOMETRIX, INC.
/s/ WILLIAM B. G. SCIGLIANO William B. G. Scigliano President and Chief Executive Officer

Date: January 20, 2005

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SIGNATURE